              As filed with the Securities and Exchange Commission
                                 on May 30, 1996

                                                    Registration No. 333-_______

- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             WESTPORT BANCORP, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                       06-1094350
- --------------------------------            ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


                 87 Post Road East, Westport, Connecticut 06880
                 ----------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                1985 Incentive Stock Option Plan 1990 Restatement
            Stock Option Plans and Agreements dated December 17, 1992
              Amended and Restated 1995 Incentive Stock Option Plan
            ---------------------------------------------------------
                            (Full title of the plans)

                                Michael H. Flynn
                      President and Chief Executive Officer
                             Westport Bancorp, Inc.
                                87 Post Road East
                           Westport, Connecticut 06880
                      -------------------------------------
                     (Name and address of agent for service)

                                 (203) 222-6911
           -----------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                              Howard I. Flack, Esq.
                             Hogan & Hartson L.L.P.
                           555 Thirteenth Street, N.W.
                           Washington, D.C. 20004-1109
                                 (202) 637-5600

                         Calculation Of Registration Fee

- ---------------------------------------------------------------------------------------------------------------------
Title of securities       Amount to      Proposed maximum            Proposed maximum            Amount of
to be registered       be registered  offering price per share   aggregate offering price     registration fee
                                                (1)                        (1)                      (1)
- ---------------------------------------------------------------------------------------------------------------------
Common Stock,
par value $.01 per share    1,225,000          $6.00                   $7,350,000.00              $2,534.00
- ---------------------------------------------------------------------------------------------------------------------

        (1) Estimated pursuant to Rule 457(h) under the Securities Act of 1933 based on the average of the high and low price for shares of the registrant's Common Stock reported on the National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market System on May 24, 1996 solely for the purpose of calculating the registration fee.

                           Exhibit Index is on page 10

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         Westport Bancorp, Inc. (the "Company") hereby incorporates by reference into this registration statement the following documents:

                  (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995;

                  (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since December 31, 1995; and

                  (c) All documents filed by the Company subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

Item 4.  Description of Securities.

         The following summary description of the capital stock of the Company does not purport to be complete and is subject to the provisions of the Company's Restated Certificate of Incorporation, as amended (the "Certificate"), and to the provisions of applicable law.

         The Company is authorized under the Certificate to issue an aggregate of 22,500,000 shares, consisting of 2,000,000 shares of Serial Preferred Stock, par value $.01 per share (the "Serial Preferred Stock"), and 20,500,000 shares of Common Stock, par value $.01 per share (the "Common Stock"). On May 8, 1996, 40,100 shares of Series A Convertible Preferred Stock (the "Preferred Stock") and 5,643,531 shares of Common Stock were outstanding. In addition, the Company had outstanding as of May 8, 1996 warrants for the purchase of 300,000 shares of Common Stock at a purchase price of $.75 per share, which will expire on December 31, 1996. All of the currently outstanding shares of Preferred Stock and Common Stock are, and the shares of Common Stock to be issued upon the exercise  of such  warrants  and  offered by the  Company  hereby  will be, when issued, validly issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware. The Common Stock is listed on the Nasdaq National Market System.

         Each holder of the Common Stock is entitled to vote one vote per share and each holder of the Preferred Stock is entitled to vote 100 votes per share on all matters upon which stockholders have the right to vote. The Certificate does not provide for cumulative voting and accordingly the holders of shares of the Common Stock and the Preferred Stock having a majority of the votes entitled to vote in any election of directors may elect all of the directors standing for election. In addition, the approval of a majority of the outstanding shares of the Preferred Stock voting together as a class is required to amend the Certificate to affect adversely the rights of the holders thereof or to create or increase the number of authorized shares senior or superior to the Preferred Stock with respect to dividends or upon liquidation.

         The holders of the Preferred Stock are entitled to receive, when, as and if declared by the board of directors, out of funds legally available therefor, dividends at a rate to be determined by the board of directors. The holders of Common Stock are entitled to receive such dividends as may be declared by the board of directors out of funds legally available therefor. In the event of the liquidation, dissolution or winding up of the affairs of the Company, the Preferred Stock shall rank prior to the Common Stock and any class and series of equity securities now or hereafter authorized, issued or outstanding, except any class or series of equity securities ranking on a parity with or senior to the Preferred Stock as to rights upon liquidation. The holders of Preferred Stock are entitled to receive $100.00 per share upon liquidation of the Company, subject to the rights of creditors. The holders of Common Stock are entitled to share ratably in all assets remaining after payment of or provision for all liabilities and after payment of or provision for the full amount to which holders of securities that are senior to the Common Stock are entitled in the event of liquidation, dissolution or winding up of the Company.

         The board of directors is empowered to issue additional authorized shares of Common Stock for general corporate purposes, including declaration of stock dividends or in connection with acquisitions. The Certificate provides that the board of directors is authorized to provide for the issuance of shares of Serial Preferred Stock in one or more series and to determine the designations, preferences, limitations and relative or other rights of the Serial Preferred Stock or any series thereof, including the rate and manner of payment of dividends, whether shares may be redeemed and, if so, the redemption price and terms and conditions thereof, the amount payable in the event of liquidation, dissolution or other winding-up, sinking fund provisions, the terms and conditions on which shares may be converted or exchanged, and voting rights, if any. Such action may be taken by the board without further stockholder approval. While providing flexibility in connection with possible financings, acquisitions and other corporate purposes, the issuance of Serial Preferred Stock, among other things, could adversely affect the voting power of the holders of Common Stock and, under certain circumstances be used as a means of discouraging, delaying or preventing a change in control of the Company. The holders of the Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of Common Stock will be subject to the rights of the holders of any shares of any series of Serial Preferred Stock that the Company may issue in the future. Holders of the Preferred Stock are entitled to convert each share of the Preferred Stock into 100 fully paid and nonassessable shares of Common Stock, subject to adjustment upon certain events, including the issuance of Common Stock as a dividend, subdivisions or combinations of Common Stock, the issuance of rights or warrants to subscribe for Common Stock (other than a rights distribution authorized by the board before March 1, 1992, the exercise of stock purchase rights pursuant to warrant certificates dated February 14, 1992 issued by the Company to purchasers of Preferred Stock and employee compensation and benefit plans, employee agreements and contracts), or the distribution to holders of Common Stock generally of evidences of indebtedness, assets (excluding dividends in cash out of retained earnings) or rights or warrants to subscribe for securities of the Company other than those mentioned above. The holders of Preferred Stock have no preemptive, subscription or redemption rights.

         Business Combination Provisions. The Company is subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware. In general, the statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless prior to the date the stockholder became an interested stockholder the board of directors approved either the business  combination  or the  transaction  that  resulted  in  the  stockholder becoming an interested stockholder or unless one of two exceptions to the prohibitions are satisfied: (i) upon consummation of the transaction that resulted in such person becoming an interested stockholder, the interested stockholder owned at least 85% of the corporation's voting stock outstanding at the time the transaction commenced (excluding, for purposes of determining the number of shares outstanding, shares owned by certain directors or certain employee stock plans) or (ii) on or after the date the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized by the affirmative vote (and not by written consent) of at least two-thirds of the outstanding voting stock excluding that stock owned by the interested stockholder. A "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who (other than the corporation and any direct or indirect majority owned subsidiary of the corporation), together with affiliates and associates, owns (or, as an affiliate or associate, within three years prior, did own) 15% or more of the corporation's outstanding voting stock.

         The Certificate requires the affirmative vote of the holders of at least two-thirds of the voting power of the then outstanding shares of capital stock of the Company to effect (i) any amendment to, or restatement of, the Certificate, (ii) any consolidation or merger of the Company into or with any individual, corporation, partnership, trust, estate or other entity, (iii) any sale, lease or exchange of all or substantially all of the property and assets of the

Company, and (iv) the dissolution of the Company; provided, however, that such provision shall not be construed to require a vote of stockholders of the
Company with respect to any action for which a vote of stockholders is not required to be taken under Delaware law. In addition, the Certificate requires the affirmative vote of the holders of at least 85% of the voting power of the then outstanding shares of capital stock of the Company to effect certain (a) mergers, (b) sales of assets, (c) stock issuances or transfers and similar transactions involving the Company and an "interested stockholder" (as defined below) or any affiliate or associate thereof in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $2 million or more, (d) plans or proposals for liquidation of the Company proposed by or on behalf of an interested stockholder or any affiliate thereof or (e) reclassifications of securities or recapitalizations of the Company that have the effect of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Company owned by any interested stockholder or any affiliate or associate thereof; provided, however, that such higher vote shall not be applicable if any such transaction shall have been approved by a majority of the "disinterested directors" (as defined below). Generally, "interested stockholder" means a person or entity that directly or indirectly beneficially owns more than five percent of the voting power of the outstanding voting securities of the Company. Generally, "disinterested directors" means directors who are unaffiliated with any interested stockholder involved in the transaction and who were members of the board of directors of the Company before such interested stockholder became an interested stockholder. These provisions could discourage nonnegotiated takeover attempts that some stockholders might deem to be in their best interests.

                  Regulatory Provisions. Pursuant to the Change In Bank Control Act, as amended (the "CBCA"), and the regulations promulgated thereunder, any "person" must give 60 days notice to the Federal Reserve Board prior to acquiring "control" of a bank holding company such as the Company. For purposes of the CBCA, the term "control" is defined as ownership of 25% of any class of voting stock of a bank holding company, or the power to direct the management or policies of the bank holding company. Moreover, control is presumed upon ownership of 10% or more of any class of voting stock if (i) the bank holding company's shares are registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (as are the shares of Common Stock), or (ii) the acquiring party would be the largest stockholder of the class of voting stock of the bank holding company. The CBCA and underlying regulations authorize the Federal Reserve Board to disapprove a proposed acquisition on certain specified grounds, such as the competence, experience or integrity of the acquiror or the proposed management, the financial condition of the acquiror, or if the proposed acquisition would lessen competition.

                  Under the Bank Holding Company Act of 1956, as amended (the "BHCA"), and the regulations promulgated thereunder, the prior approval of the Federal Reserve Board is required if a "company" proposes to "control" a bank holding company such as the Company. For purposes of the BHCA, the term "company" includes certain trusts, partnerships, corporations and other business entities, but does not include individuals. The term "control" is defined as (i) ownership, control or the power to vote 25% or more of any class of voting securities of a bank holding company, (ii) control in any manner of the election of a majority of the directors of a bank or a bank holding company, or (iii) direct or indirect exercise of a controlling influence over the management or policies of a bank holding company, as determined by the Federal Reserve Board. A company that is required to obtain prior approval under the BHCA to become a bank holding company is exempt from the prior approval requirement of the CBCA. The BHCA and underlying regulations authorize the Federal Reserve Board to disapprove a proposed transaction on certain specified grounds, such as if the proposed acquisition would lessen competition or if the competence, experience or integrity of the officers, directors or principal shareholder of the acquiror or bank are at issue.

         Under Connecticut banking law, no person may acquire the beneficial ownership of more than 10% of any voting security or any security convertible into a voting security of a bank or bank holding company engaged in business in the state of Connecticut unless the Connecticut Commission of Banking does not disapprove of the acquisition. The Connecticut Commission of Banking may disapprove an acquisition if the Commissioner finds, among other things, (i) the target bank will not carry on the business of banking to the same extent and in the same manner as it was authorized to carry on such business immediately prior to the acquisition, (ii) the financial condition of the acquiror may jeopardize the financial stability of the target bank or bank holding company, (iii) the terms of the tender or exchange offer are unfair and inequitable to the security holders of the bank or bank holding company, (iv) the acquiror has operational plans that are unfair or prejudicial to depositors or security holders of the bank or bank holding company, (v) the competence, experience and integrity of the acquiror are not in the interest of the depositors or security holders of the bank or bank holding company or in the public interest, or (vi) the benefits to the public are clearly outweighed by possible adverse effects, including but not limited to concentration of resources or unfair competition of a bank chartered by the State of Connecticut or having its principal office in Connecticut or a bank holding company thereof, unless the Commissioner approves such acquisition.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         (a) Section 145 of the General Corporation Law of the State of Delaware ("Section 145") provides for the indemnification of directors, officers, employees and agents of corporations organized thereunder in certain circumstances. In addition, Section 145 grants to each such corporation the power to indemnify its directors, officers, employees and agents against liability for certain of their acts. Section 145 is set forth as Exhibit 99 to this registration statement and incorporated herein by reference.

         (b) Article Fifth of the Certificate provides that the Company shall have the power to indemnify its directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware. The Company's Bylaws, as amended, provide that the Company shall indemnify any and all of its officers, directors, employees and agents, and former officers, directors, employees and agents, against any and all expenses or other matters to the extent permitted by Section 145. Such indemnification is not exclusive of any other rights of indemnification under any by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

         (c) The Company has in effect a policy of liability insurance covering its directors and officers.

                                      * * *

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. See the Company's undertaking concerning indemnification set forth in Item 9(c).

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit
Number            Description
- ------            -----------

4.1               1985 Incentive Stock Option Plan 1990  Restatement.  (Filed as
                  Exhibit 10(n) to Annual Report on Form 10-K for the year ended December 31, 1992, File No. 0-12936 ("1992 Form 10-K"), and
                  incorporated herein by reference.)

4.2 Stock Option Plan and Agreement dated December 17, 1992 by and between Westport Bancorp, Inc. and Thomas P. Bilbao. (Filed as
                  Exhibit 10(i)(3) to 1992 Form 10-K, and incorporated herein by reference.)

4.3 Stock Option Plan and Agreement dated December 17, 1992 by and between Westport Bancorp, Inc. and Richard T. Cummings, Jr. (Filed as Exhibit 10(i)(3) to 1992 Form 10-K, and incorporated herein by reference.)

4.4 Stock Option Plan and Agreement dated December 17, 1992 by and between Westport Bancorp, Inc. and Michael H. Flynn. (Filed as
                  Exhibit 10(i)(3) to 1992 Form 10-K, and incorporated herein by reference.)

                  4.5 Amended and Restated 1995 Incentive Stock Option Plan. (Filed as Exhibit 10(y) to Amendment No. 1 to Annual Report on Form 10-K for the year ended December 31, 1995 on Form 10-K/A, File No. 0-12936, and incorporated herein by reference.)

4.6 Restated Certificate of Incorporation of Westport Bancorp, Inc., as amended on February 21, 1992, May 27, 1992 and May 21, 1996. (Restated Certificate and amendments filed on February 21, 1992 and May 27, 1992 filed as Exhibits 3(a) and 3(b) to Annual Report on Form 10-K for the year ended December 31, 1991, File No. 0-12936, and Exhibit 3(c) to Annual Report on Form 10-K for the year ended December 31, 1995, File No. 0-12936, respectively, and incorporated herein by reference.)

5                 Opinion of Hogan & Hartson L.L.P.

23.1              Consent of Hogan & Hartson L.L.P.  (See Exhibit 5)

23.2              Consent of Arthur Andersen LLP.

99                Section  145 of the  General  Corporation  Law of the State of
                  Delaware.

Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include  any  prospectus  required  by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westport, State of Connecticut, on this 29th day of May, 1996.


                            WESTPORT BANCORP, INC.



                            By: /s/ Michael H. Flynn
                                ------------------------------------------------
                                Michael H. Flynn
                                President, Chief Executive Officer and Director (principal executive officer)


           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



       SIGNATURE                                      TITLE                                DATE
       ---------                                      -----                                ----


 /s/ Michael H. Flynn
- ------------------------------------        President, Chief Executive Officer          May 29, 1996
Michael H. Flynn                            and Director
                                            (principal executive officer)


 /s/ William B. Laudano, Jr.
- ------------------------------------        Senior Vice President                       May 29, 1996
William B. Laudano, Jr.                     and Chief Financial Officer
                                            (principal financial officer
                                            and principal accounting officer)


 /s/ George H. Damman                       Director                                    May 29, 1996
- ------------------------------------
George H. Damman



 /s/ William L. Gault                       Director                                    May 29, 1996
- ------------------------------------
William L. Gault




       SIGNATURE                                      TITLE                                DATE
       ---------                                      -----                                ----



 /s/ Kurt B. Hersher                        Director                                    May 29, 1996
- ------------------------------------
Kurt B. Hersher



 /s/ William E. Mitchell                    Director                                    May 29, 1996
- ------------------------------------
William E. Mitchell



 /s/ David A. Rosow                         Director                                    May 29, 1996
- ------------------------------------
David A. Rosow



 /s/ William D. Rueckert                    Director                                    May 29, 1996
- ------------------------------------
William D. Rueckert



 /s/ Jay Sherwood                           Director                                    May 29, 1996
- ------------------------------------
Jay Sherwood


                                  EXHIBIT INDEX


Exhibit
Number            Description                                                                 Page
- ------            -----------                                                                 ----

4.1               1985 Incentive Stock Option Plan 1990  Restatement.  (Filed as
                  Exhibit 10(n) to Annual Report on Form 10-K for the year ended
                  December 31, 1992,  File No. 0-12936  ("1992 Form 10-K"),  and
                  incorporated herein by reference.)

4.2 Stock Option Plan and Agreement dated December 17, 1992 by and between Westport Bancorp, Inc. and Thomas P. Bilbao. (Filed as
                  Exhibit 10(i)(3) to 1992 Form 10-K, and incorporated herein by reference.)

4.3 Stock Option Plan and Agreement dated December 17, 1992 by and between Westport Bancorp, Inc. and Richard T. Cummings, Jr.
                  (Filed as Exhibit 10(i)(3) to 1992 Form 10-K, and incorporated herein by reference.)

4.4 Stock Option Plan and Agreement dated December 17, 1992 by and between Westport Bancorp, Inc. and Michael H. Flynn (Filed as
                  Exhibit 10(i)(3) to 1992 Form 10-K, and incorporated herein by reference.)

4.5 Amended and Restated 1995 Incentive Stock Option Plan. (Filed as Exhibit 10(y) to Amendment No. 1 to Annual Report on Form
                  10-K for the year ended December 31, 1995 on Form 10-K/A, File
                  No. 0-12936, and incorporated herein by reference.)

4.6               Restated  Certificate of  Incorporation  of Westport  Bancorp,
                  Inc.,  as amended on February 21,  1992,  May 27, 1992 and May
                  21, 1996. (Restated Certificate and amendments filed on February 21, 1992 and May 27, 1992 filed as Exhibits 3(a) and
                  3(b) to Annual Report on Form 10-K for the year ended December
                  31, 1991, File No. 0-12936, and Exhibit 3(c) to Annual Report on Form 10-K for the year ended December 31, 1995, File No.
                  0-12936, respectively, and incorporated herein by reference.)

5                 Opinion of Hogan & Hartson L.L.P.

23.1              Consent of Hogan & Hartson L.L.P.  (See Exhibit 5)

23.2              Consent of Arthur Andersen LLP.

99                Section  145 of the  General  Corporation  Law of the State of
                  Delaware.

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